UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2008

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 7, 2008, the Federal Home Loan Bank of New York ("FHLBNY") received a letter from David W. Lindstrom, FHLBNY Director and Chair of the Board of Directors ("Board"), stating that he was resigning from the Board effective immediately. On May 13, 2008, the Board voted to formally elect current FHLBNY Director Michael M. Horn to serve as the Board Chair through and until December 31, 2009, the date that would have been the final day of Mr. Lindstrom’s term as Chair.

A copy of a press release issued by the FHLBNY on May 13, 2008 regarding the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 FHLBNY Press Release, dated May 13, 2008, announcing the resignation of Director and Board Chair David W. Lindstrom from the FHLBNY’s Board, and the election of Director Michael M. Horn to serve as the Board Chair.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

May 13, 2008	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	FHLBNY Press Release, dated May 13, 2008, announcing the resignation of Director and Board Chair David W. Lindstrom from the FHLBNY’s Board, and the election of Director Michael M. Horn to serve as the Board Chair.